Exhibit 15(ii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                              RULE 12b-1 AGREEMENT


     This Agreement is made between the Financial Institution executing this Agreement ("Administrator") and Federated Securities Corp. ("FSC") for the shares of beneficial interest or capital stock ("Shares") which Shares may be offered in one or more series (the "Funds") and one or more classes thereof (the "Class") and which have adopted a Rule 12b-1 Plan ("Plan") in relation to such Funds and Classes and approved this form of agreement pursuant to Rule 12b-1 under the Investment Company Act of 1940. In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1. FSC hereby appoints Administrator to render or cause to be rendered sales and administrative support services to the Funds with respect to the Classes thereof and their shareholders.

2. The services to be provided under Paragraph 1 may include, but are not limited to, the following:

     (a) communicating account openings through computer terminals located on the Administrator's premises ("computer terminals"), through a toll-free telephone number or otherwise;

     (b) communicating account closings via the computer terminals, through a toll-free telephone number or otherwise;

     (c) entering purchase transactions through the computer terminals, through a toll-free telephone number or otherwise;
     (d) entering redemption transactions through the computer terminals, through a toll-free telephone number or otherwise;

     (e) electronically transferring and receiving funds for Fund Share purchase and redemptions, and confirming and reconciling all such transactions;

     (f)  reviewing the activity in Fund accounts;

     (g)  providing training and supervision of its personnel;

     (h) maintaining and distributing current copies of prospectuses and shareholder reports;

     (i)  advertising the availability of its services and products;

     (j) providing assistance and review in designing materials to send to customers and potential customers and developing methods of making such materials accessible to customers and potential customers; and

     (k) responding to customers' and potential customers' questions about the Funds.

The services listed above are illustrative. The Administrator is not required to perform each service and may at any time perform either more or fewer services than described above.

     3. During the term of this Agreement, FSC will pay the Administrator fees for each Fund or Class thereof set forth in a written schedule delivered to the Administrator pursuant to this Agreement. FSC's fee schedule for Administrator may be changed by FSC sending a new fee schedule to the Administrator pursuant to Paragraph 12 of this Agreement. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that the Rule 12b-1 Agreement is in effect during the period.

     4. The Administrator will not perform or provide any duties which would cause it to be a fiduciary under Section 4975 of the Internal Revenue Code, as amended. For purposes of that Section, the Administrator understands that any person who exercises any discretionaly authority or discretionary control with respect to any individual retirement account or its assets, or who renders investment advice for a fee, or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of such an account, is a fiduciary.

     5. The Administrator understands that the Department of Labor views ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving administrative service fees or other compensation from funds in which the fiduciary's discretionary ERISA assets are invested. To date, the Department of Labor has not issued any exemptive order or advisory opinion that would exempt fiduciaries from this interpretation. Without specific authorization discretionary assets in any fund pursuant to an arrangement where the fiduciary is to be compensated by the fund for such investment. Receipt of such compensation could violate ERISA provisions against fiduciary self-dealing and conflict of interest and could subject the fiduciary to substantial penalties.

     6. The Administrator agrees not to solicit or cause to be solicited directly, or indirectly, at any time in the future, any proxies from the shareholders of any or all of the Funds in opposition to proxies solicited by management of the mutual fund or funds, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Directors or Trustees of the mutual fund or funds constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This Paragraph 6 will survive the term of this Agreement.
     7. With respect to each Fund or Class thereof, this Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Directors or Trustees of the mutual fund, including a majority of the members of the Board of Directors or Trustees of the mutual fund who are not interested persons of the mutual fund and have no direct or indirect financial interest in the operation of the mutual fund's Plan or in any related documents to the Plan ("Disinterested Directors or Trustees") cast in person at a meeting for that purpose.

     8. Notwithstanding Paragraph 7, this Agreement may be terminated as follows:

     (a) at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Directors or Trustees of the mutual fund or by a vote of a majority of the outstanding voting securities of the Fund or any Class thereof as defined in the Investment Company Act of 1940 on not more than sixty (60) days' written notice to the parties to this Agreement;

     (b) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940 or upon the termination of the "Distributor's Contract" between the mutual fund or funds and FSC; and

     (c) by either party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

     9. The termination of this Agreement with respect to any one Fund or Class thereof will not cause the Agreement's termination with respect to any other Fund or Class thereof.

     10. The Administrator agrees to obtain any taxpayer identification number certification form its customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide FSC or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

     11. This Agreement supersedes any prior service agreements between the parties for the mutual funds.

     12. This Agreement may be amended by FSC from time to time by the following procedure. FSC will mail a copy of the amendment to the Administrator's address, as shown below. If the Administrator does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Administrator's objection must be in writing and be received by FSC within such thirty days.

     13. This Agreement shall be construed in accordance with the Laws of the Commonwealth of Pennsylvania.


                                   Administrator


                                   Address


                                   City, State, Zip Code

Dated:                             By:
                                   Authorized Signature


                                   Title

                                   Print Name of Authorized
                                   Signature


                                   FEDERATED SECURITIES CORP.
                                   Federated Investors Tower
                                   Pittsburgh, Pennsylvania 15222-3779

                                   By:
                                   Richard B. Fisher, President






                   FEE SCHEDULE FOR RULE 12b-1 AGREEMENT WITH
                           FEDERATED SECURITIES CORP.

                                 April 29, 1991


FSC will pay the Administrator a periodic fee for the following Classes of the Funds set forth below thereof computed at an annual rate of the average net asset value of Shares held in each of these Funds during the period in accounts for which the Administrator provides services under Rule 12b-1 Agreement, so long as the average net asset value of the Shares in a Class of the Fund during the period is at least $100,000.


Funds                                   Fee Rate    Period
The Starburst Government Money Market Fund -
     Investment Shares                  .35 of 1%   Monthly

The Starburst Money Market Fund
     Investment Shares                  .35 of 1%   Monthly



                                Amendment No. 1
                                       to
                   FEE SCHEDULE FOR RULE 12b-1 AGREEMENT WITH
                           FEDERATED SECURITIES CORP.

                                          , 1991
                               -----------


FSC will pay the Administrator a periodic fee for the following Classes of the Funds set forth below thereof computed at an annual rate of the average net asset value of Shares held in each of these Funds during the period in accounts for which the Administrator provides services under Rule 12b-1 Agreement, so long as the average net asset value of the Shares in a Class of the Fund during the period is at least $100,000.

Funds                                   Fee Rate    Period

The Starburst Government Money Market Fund -
     Investment Shares                  .35 of 1%   Monthly

The Starburst Money Market Fund
     Investment Shares                  .35 of 1%   Monthly

              The Starburst Municipal Bond Fund  .25 of 1%            Monthly
                                Amendment No. 2
                                       to
                   FEE SCHEDULE FOR RULE 12b-1 AGREEMENT WITH
                           FEDERATED SECURITIES CORP.

                                          , 1992
                               -----------


FSC will pay the Administrator a periodic fee for the following Classes of the Funds set forth below thereof computed at an annual rate of the average net asset value of Shares held in each of these Funds during the period in accounts for which the Administrator provides services under Rule 12b-1 Agreement, so long as the average net asset value of the Shares in a Class of the Fund during the period is at least $100,000.

Funds                                   Fee Rate    Period

The Starburst Government Money Market Fund -
     Investment Shares                  .35 of 1%   Monthly

The Starburst Money Market Fund
     Investment Shares                  .35 of 1%   Monthly

The Starburst Municipal Income Fund     .25 of 1%   Monthly

The Starburst Government Income Fund    .25 of 1%   Monthly